Exhibit 23(b)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 33-58488; Form S-3, No. 333-128940; Form S-3, No. 333-131851; Form S-8, No. 33-31802; Form S-8, No. 33-59326; Form S-8, No. 333-25449; Form S-8, No. 333-42077; Form S-8, No. 333-46491; Form S-8, No. 333-68737; Form S-8, No. 333-56938; Form S-8, No. 333-59124; Form S-8, No. 333-76783; Form S-8, No. 333-92809; Form S-8, No. 333-54108; Form S-8, No. 333-75664; Form S-8, No. 333-103689; Form S-8, No. 333-103691; Form S-8, No. 333-105244; Form S-8, No. 333-106086; Form S-8, No. 333-111956; Form S-8, No. 333-115621; Form S-8, No. 333-115607; Form S-8, No. 333-115608; Form S-8, No. 333-115609; Form S-8, No. 333-124189; Form S-8, No. 333-127426; Form S-8, No. 333-127497; Form S-8, No. 333-130277; and Form S-8, No. 333-131301) of Sprint Nextel Corporation and in the related Prospectuses of our report dated February 3, 2004 (except for Note 3, as to which the date is April 23, 2004, and Note 23, as to which the date is November 2, 2004) with respect to the consolidated financial statements and schedule of Sprint Nextel Corporation (formerly Sprint Corporation) for the year ended December 31, 2003, included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Kansas City, Missouri

March 7, 2006